   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 22, 1997

                                                       REGISTRATION NO. 333-1534
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                 POST-EFFECTIVE
                                AMENDMENT NO. 1
                                       TO
                                   FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          CASINO RESOURCE CORPORATION
                 (Name of Small Business Issuer in its charter)

          MINNESOTA                          7922                    41-0950482
(State or other jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)     Classification Code Number)    Identification No.)


                707 BIENVILLE BOULEVARD, OCEAN SPRINGS, MS 39564
                                 (228) 872-5558
         (Address and Telephone Number of Principal Executive Offices)

                   MAURICE P. GAUDET, CHIEF FINANCIAL OFFICER
                           CASINO RESOURCE CORPORATION
                707 BIENVILLE BOULEVARD, OCEAN SPRINGS, MS 39564
                                (228) 872-5558
           (Name, Address, and Telephone Number of Agent for Service)

                            ------------------------

                                   Copies to:
                             GIRARD P. MILLER, ESQ.
                         DOHERTY, RUMBLE & BUTLER, P.A.
                            3500 FIFTH STREET TOWERS
                              150 SOUTH FIFTH ST.
                      MINNEAPOLIS, MINNESOTA 55402-4235
               TELEPHONE: (612) 340-5555 TELEFAX: (612) 340-5584

                            ------------------------

    Approximate date of commencement of proposed sale to the public: N/A
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: / /
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     Casino Resource Corporation, a Minnesota corporation (the "Company"), hereby amends this registration statement to deregister an aggregate of 1,550,944 shares of Common Stock, $.01 par value, held by Eugene Kean and Kevin M. Kean. The Company had previously filed, on February 23, 1996, with the Securities and Exchange Commission (the "Commission"), a Registration Statement on Form S-3 (Registration No. 333-1534), covering the resale of 2,161,230 shares of Common Stock by certain Selling Shareholders. The Company is seeking to deregister 1,550,944 shares because such shares have not been sold and the Company's contractual obligation to register such shares has lapsed.


                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective
Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ocean Springs, State of Mississippi on December 22, 1997.

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
                                              CASINO RESOURCE CORPORATION


                                              By: /s/ JOHN J. PILGER
                                                 -------------------------------------------
                                                  John J. Pilger, Chief Executive Officer
Date: December 22, 1997

    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                    Title                       Date
---------                                    -----                       ----


  /s/ JOHN J. PILGER                         Chief Executive Officer,      December 22, 1997
-------------------------------------------  President and Chairman of
         John J. Pilger                      the Board of Directors


  /s/ MAURICE GAUDET                         Chief Financial Officer and   December 22, 1997
-------------------------------------------  Chief Accounting Officer
         Maurice Gaudet


  /s/ NOREEN POLLMAN                         Vice President of Operations  December 22, 1997
-------------------------------------------  and Director
         Noreen Pollman

  /s/ ROBERT J. ALLEN                        Vice President of             December 22, 1997
-------------------------------------------  Entertainment and Director
         Robert J. Allen

  /s/ WILLIAM S. LUND                        Director                      December 22, 1997
-------------------------------------------
         William S. Lund

  /s/ JOHN W. STEINER                        Director                      December 22, 1997
-------------------------------------------
         John W. Steiner

  /s/ DENNIS EVANS                           Director                      December 22, 1997
-------------------------------------------
         Dennis Evans

  /s/ DR. TIMOTHY MURPHY                     Director                      December 22, 1997
-------------------------------------------
         Dr. Timothy Murphy
